CERTIFICATE OF FORMATION

OF

DUKE ENERGY MOSS LANDING LLC

This Certificate of Formation of Duke Energy Moss Landing LLC (the "LLC"), dated as of November [ ], 1997, is being duly executed and filed by Duke Energy Global Asset Development, Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is Duke Energy Moss Landing LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Delaware Corporate Management, Inc., 1105 North Market Street, Suite 1300, Wilmington, New Castle County, Delaware, 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Delaware Corporate Management, Inc., 1105 North Market Street, Suite 1300, Wilmington, New Castle County, Delaware, 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

DUKE ENERGY GLOBAL ASSET DEVELOPMENT, INC.

By: Janelle F. Moffett
Name: Janelle F. Moffett
Title: CFO, Secretary and Treasurer

RLF1-714515-1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 11/17/1997
971391876 - 2822064

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 07/09/1998
981267714 - 2822064

CERTIFICATE OF AMENDMENT

OF

DUKE ENERGY MOSS LANDING LLC

1. The name of the limited liability company is DUKE ENERGY MOSS LANDING LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The registered agent shall be The Corporation Trust Company, located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of DUKE ENERGY MOSS LANDING LLC this Ninth day of June, 1998.

Robert T. Lucas III Name of signator

Authorized Person

(DEL. - LLC 3240 - 10/1/92)

Certificate of Amendment to Certificate of Formation

of

DUKE ENERGY MOSS LANDING LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the "limited liability company") is Duke Energy Moss Landing LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

"FIRST: The name of the limited liability company formed hereby is LSP Moss Landing, LLC."

Executed on May 5, 2006.

[signature]

Jason Hochberg, Authorized Person

NY\1130777.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:00 AM 05/05/2006
FILED 08:49 AM 05/05/2006
SRV 060422644 - 2822064 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:02 PM 04/02/2007
FILED 08:00 PM 04/02/2007
SRV 070391310 - 2822064 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

LSP MOSS LANDING, LLC

1. The name of the limited liability company is: LSP Moss Landing, LLC.

2. The Certificate of the limited liability company is hereby amended as follows:

"1. The name of the limited liability company (the "Limited Liability Company") is Dynegy Moss Landing, LLC"

3. The Certificate of Amendment is to be effective as of April 2, 2007.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Dynegy Moss Landing, LLC this 2nd day of April, 2007.

Kent R. Stephenson
Authorized Person